Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                          THE PROCTER & GAMBLE COMPANY
             (Exact name of registrant as specified in its charter)

             Ohio                                        31-0411980
(State or other jurisdiction                          (I.R.S. Employer
 of incorporation or organization)                   Identification No.)

               One Procter & Gamble Plaza, Cincinnati, Ohio 45202
                                 (513) 983-1100
                   (Address, including zip code, and telephone
             number, including area code, of registrant's principal
                               executive offices)

                     THE PROCTER & GAMBLE FUTURE SHARES PLAN
                            (Full title of the plan)

                           Terry L. Overbey, Secretary
                          The Procter & Gamble Company

               One Procter & Gamble Plaza, Cincinnati, Ohio 45202
                                 (513) 983-4463
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE
------------------------------------------------------------------------------
                              Proposed       Proposed
 Title of                      maximum        maximum
securities        Amount      offering       aggregate         Amount of
  to be            to be        price        offering         registration
registered      registered(1) per unit       price                fee
------------------------------------------------------------------------------
Common Stock    6,000,000     $64.88(2)      $389,280,000(2)  $102,769.92
(without par
value)

(1) Plus such additional number of shares as may be required in the event of a stock split or similar event in accordance with Rule 416 of the Securities Act of 1933, as amended (the "Securities Act").

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(h), on the basis of the average of the high and low prices of the Common Stock reported in the consolidated reporting system on April 10, 2000.

                                     Part I

                                EXPLANATORY NOTE

     This Registration Statement is filed pursuant to Instruction E to Form S-8 to register additional Common Stock issuable under The Procter & Gamble Future Shares Plan, as amended (the "Plan").

     Pursuant to Instruction E to Form S-8, the Registrant hereby incorporates by reference into this Registration Statement the contents of the Registrant's Registration Statement on Form S-8, filed on October 15, 1997 (Registration No. 333-37905).

     The documents containing information specified by Part I of this Registration Statement have been or will be sent or given to participants in the Plan as specified in Rule 428(b)(1) promulgated by the Securities and Exchange Commission ("SEC") under the Securities Act. Such documents are not required to be filed with the SEC but constitute (along with documents incorporated by reference into this Registration Statement) a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     Part II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 8.  EXHIBITS

Exhibit No.                     Description
-----------                     -----------

(4)(i)(a)  -- Amended Articles of Incorporation (Incorporated by reference to
              Exhibit (3-1) of the Company's Annual Report on Form 10-K for the year ended June 30, 1998) (4)(i)(b) -- Regulations(Incorporated by reference to Exhibit (3-2) of the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1998)
(5)        -- Opinion of Counsel
(23)(a)    -- Consent of Deloitte & Touche LLP.
(23)(b)    -- Consent of Terry L. Overbey, Esq., is contained in his
              opinion filed as Exhibit (5)
-----------



                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cincinnati, State of Ohio, on April 11, 2000.

THE PROCTER & GAMBLE COMPANY



By /s/DURK I. JAGER
   ------------------------
Durk I. Jager
Chairman of the Board, President
and Chief Executive

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities as of on April 11, 2000.

     Signature                                        Title


/s/DURK I. JAGER
--------------------                 Chairman of the Board, President
Durk I. Jager                        and Chief Executive and Director


/s/CLAYTON C. DALEY, JR.
--------------------                 Chief Financial Officer
Clayton C. Daley, Jr.


/s/DAVID R. WALKER
--------------------                 Vice President and Comptroller
David R. Walker


/s/NORMAN R. AUGUSTINE
--------------------
Norman R. Augustine                  Director


/s/DONALD R. BEALL
--------------------
Donald R. Beall                      Director


/s/GORDON F. BRUNNER
--------------------
Gordon F. Brunner                    Director


/s/RICHARD B. CHENEY
--------------------
Richard B. Cheney                    Director


/s/RICHARD J. FERRIS
--------------------
Richard J. Ferris                    Director


/s/JOSEPH T. GORMAN
--------------------
Joseph T. Gorman                     Director


/s/CHARLES R. LEE
--------------------
Charles R. Lee                       Director


/s/LYNN M. MARTIN
-------------------
Lynn M. Martin                       Director


/s/JOHN E. PEPPER
-------------------
John E. Pepper                       Director


/s/JOHN C. SAWHILL
-------------------
John C. Sawhill                      Director


/s/JOHN F. SMITH, JR.
-------------------
John F. Smith, Jr.                   Director


/s/RALPH SNYDERMAN
-------------------
Ralph Snyderman                      Director


/s/ROBERT D. STOREY
-------------------
Robert D. Storey                     Director


/s/MARINA V.N. WHITMAN
-------------------
Marina v.N. Whitman                  Director



                                  EXHIBIT INDEX


Exhibit No.                    Description
-----------                    -----------

(4)(i)(a)  --  Amended Articles of Incorporation (Incorporated by reference to Exhibit (3-1) of the Company's Annual Report on Form 10-K for the year ended June 30, 1998)
(4)(i)(b)  --  Regulations(Incorporated by reference to Exhibit (3-2) of the
               Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1998)
(5)        --  Opinion of Counsel
(23)(a)    --  Consent of Deloitte & Touche LLP.
(23)(b)    --  Consent of Terry L. Overbey, Esq., is contained in his opinion filed as Exhibit (5)
-----------